EXHIBIT 10.3

INDEPENDENT CONTRACTOR AGREEMENT.

This INDEPENDENT CONTRACTOR AGREEMENT (this "Agreement"), is effective June 1, 2006, between Broadcaster, Inc. (“BROADCASTER”), a California corporation and Nolan Quan an individual residing in California ("QUAN") (collectively the “Parties”).

RECITALS

WHEREAS, BROADCASTER desires to receive from QUAN and QUAN is willing to provide to BROADCASTER certain consulting services related to the website Broadcaster.com as described hereunder and pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the Parties agree as follows:

1.

Sales and Account Management Services.

(a)

QUAN shall make available and provide to BROADCASTER, in accordance with the terms and conditions of this Agreement, certain consulting services related to the management and development of Broadcaster.com (the "Services").

(b)

From time to time, BROADCASTER may request and QUAN may make available and provide to BROADCASTER, as the Parties may mutually agree, services in addition to those set forth in Section 1(a) above ("Additional Services"). Such Additional Services shall be exclusively reflected in a separate service memoranda executed by both Parties and attached hereto as addenda, and the terms of this Agreement shall govern all such addenda.

(c)

QUAN shall perform and provide the Services and any Additional Services for BROADCASTER in substantially the same manner with the same degree of care, skill and prudence exercised by QUAN for its own operations and QUAN shall expend its best efforts on behalf of both BROADCASTER and Broadcaster.com.

(d)

Subject to the provisions of Section 6, QUAN shall afford to BROADCASTER, its employees and authorized agents and representatives reasonable access to all information related to the Services or the Additional Services produced or generated by QUAN in the course of providing the same, including without limitation, technical, economic and business data, computer information data bases and the like.

2.

Fees.

(a) QUAN shall be paid a one-thousand dollar (US $1,000.00) per month salary for each month that QUAN performs Services in compliance with the terms of this

contract.    From time to time, QUAN shall prepare and submit to BROADCASTER an invoice for that month’s Services or Additional Services rendered by QUAN in compliance with the terms of this Agreement.  BROADCASTER shall remit payment for said invoices within seven (7) business days of receipt.

(b) QUAN acknowledges, understands, and accepts that it is solely responsible for calculating and paying any and all taxes due on QUAN’s draw and commissions earned and paid under this Agreement.

3.

Expenses

(a)

Included Expenses.  BROADCASTER will reimburse QUAN for pre-approved: meals; airfare; hotel; parking; and rental cars associated with travel to meetings and other BROADCASTER designated engagements.

(b)

Discretionary Expenses.  From time to time, it may become necessary for QUAN to make expenditures which are ordinarily excluded but which BROADCASTER reasonably believes should be reimbursed.  BROADCASTER, in its sole discretion, may elect to reimburse said ordinarily-excluded expenses. Each and every ordinarily-excluded expense shall be reviewed on a case-by-case basis. Under no circumstances shall AM’s decision to reimburse an ordinarily-excluded expense be interpreted as a waiver of any provision of this Agreement.

4.

Agreement Term and Termination.

(a)

QUAN shall provide the Services and Additional Services to BROADCASTER hereunder for the period beginning on June 1, 2006, and ending on June 1, 2009 or, with respect to each particular Service or Additional Service, (i) on the date specified in a notice of termination delivered pursuant to Section 3(b) below with respect to such Service or Additional Service prior to the termination of this Agreement; or (ii) on such other date as is mutually agreed to by both Parties; or (iii) as set forth in Article 2 above.

(b)

Broadcaster may terminate any or all portions of the Services or Additional Services by giving 90 days' prior written notice to QUAN. If either party shall default in the performance of any of its material obligations under this Agreement and shall fail or refuse to remedy such default to the reasonable satisfaction of the other party within 30 days after receipt of written notice, the non-breaching party may immediately terminate this Agreement. If the default in performance relates only to a specific Service or Additional Service and such default is not a default in the performing of a material obligation under this Agreement, termination will be limited to termination of that Service or Additional Service on the same terms as set forth in the immediately preceding sentence. If any party shall become insolvent, be placed in receivership, make an assignment for the benefit of creditors or seek relief or have a petition filed against it under federal bankruptcy law, either party may terminate this Agreement immediately upon written notice.

(c)

If action by a federal, state or other governmental regulatory agency materially affects a party's rights or obligations hereunder, such party may terminate any portion of the Services or Additional Services or this Agreement by giving 30 days' prior written notice to the other, or such shorter period as may be required by such agency or by Law1.

(d)

Expiration or termination of all or a portion of this Agreement for any reason shall not terminate the obligations described in Sections 6 and 7 which shall survive any such termination.

(e)

Expiration or termination of this Agreement for any reason shall not terminate either party's obligations or rights arising out of any act or omission of such party occurring prior m such termination or expiration.

5.

Relationship.

(a)

Nothing in this Agreement shall be deemed to create a partnership, joint venture, agency relationship, or relationship of employer and employee between the Parties. In performing the Services and Additional Services, QUAN will at all times be an independent contractor and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

(b)

QUAN, in providing the Services and the Additional Services, will be solely responsible for (i) determining the terms and conditions of employment between itself and its employees, agents and representatives, including without limitation, hiring, termination, hours of work, rates and payment of compensation, and (ii) the payment, reporting, collection and withholding of taxes and similar contributions.  QUAN, however, expressly warrants that no such employee, agent, or representative other than QUAN shall render the Services or Additional Services including, without limitation, all communications (regardless of form) with third parties.

6.

Confidential Information.

(a)

The Parties agree on behalf of themselves and their directors, officers, employees and agents: (i) to hold in trust and maintain confidential, (ii) not to disclose to others without prior written approval from the disclosing party, (iii) not to use for any purpose, other than in connection with this Agreement, and (iv) to prevent duplication of an disclosure to any other party, any Information (as hereinafter defined) received from the disclosing party or developed, presently held or continued to be held, or otherwise obtained by the receiving party, under this Agreement.

———————

1

“Law” or “Laws” is defined to mean all laws of any nation or political subdivision thereof, including, without limitation all federal, state or local statutes, regulations, ordinances, orders, decrees, or any other laws, common law theories, or reported decisions of any state or federal court, including, without limitation, those now or at any time hereafter in effect.

(b)

"Information" shall include all results of the Services and Additional Services, information disclosed by either party orally, visually, in writing, or in other tangible form in the course of providing or receiving Services or Additional Services, and shall include, without limitation and as applicable, technical, economic and business data, know-how, flow sheets, drawings, business plans, computer information data bases, and the like.

(c)

The foregoing obligations of confidentiality, non-disclosure and non-use shall not apply to any Information to the extent that the obligated party demonstrates that:

(i)

such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party which constitute a breach of this Agreement;

(ii)

such information is subsequently received by the obligated party on a non-confidential basis from a third party who did not receive it directly or indirectly from the disclosing party; or

(iii)

disclosure of such Information is required under applicable Law or regulations or in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters.

(d)

The terms and conditions of this Section shall survive any termination of this Agreement.

7

Injunctive Relief.

BROADCASTER acknowledges that QUAN’s expertise in web site development, downloadable technology, Internet marketing, and related business undertakings, is of a special, unique, extraordinary and intellectual character, which gives such expertise a peculiar value, and that a breach by BROADCASTER of the covenants contained in the covenants contained in Paragraph 6 cannot be reasonably or adequately compensated in damages in an Action2 at Law and that such breach will cause QUAN irreparable injury and damage.  By reason thereof, BRAODCASTER agrees that QUAN shall be entitled, in addition to any other remedies QUAN may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive relief and other equitable relief to prevent or curtail any breach of Paragraph 6, without proof of actual damages that have been or may be caused to QUAN by such breach or threatened breach.

———————

2

“Action” is defined to mean any action, claim, suit, litigation, proceeding, investigation, arbitration, mediation or other dispute.

8.

Limitation of Liability.

QUAN  shall have no liability under this Agreement for damage or loss of any type suffered by BROADCASTER, or any third party, as a result of the performance of Services or Additional Services provided hereunder by QUAN.  Further, BROADCASTER shall fully indemnify QUAN in the same manner that it indemnifies its officers and directors.

9.

Excusable Delay or Failure in Performance.

QUAN shall not be liable for failure to perform any of its obligations under this Agreement during any time QUAN is unable to perform due to any act of God, sabotage, military operation, national emergency, civil commotion, labor disturbance, utility or computer failure, or the order, requisition, request or recommendation of any government agency or acting government authority, or QUAN's compliance therewith, or government proration, regulation, or priority, or any change in Laws or regulations which prevent QUAN from providing services required by this Agreement, in each case beyond QUAN's reasonable control; and

10.

Notices.

All notices or communications hereunder shall be sent by personal service, by facsimile transmission or by overnight mail by courier of internationally recognized standing addressed as follows (or such other address as such party may designate in writing):

To BROADCASTER:

Martin Wade

Broadcaster, Inc.

9201 Oakdale Ave., #200

Chatsworth, CA 91311

Fax: (323) 657-3528

To QUAN:

Nolan Quan

9201 Oakdale Ave., #201

Chatsworth, CA 91311

Nolan@alchemy.net

Any notice hereunder shall be effective upon receipt by the intended recipient.

11.

Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of California without regard to principles of conflicts of laws.

12.

Arbitration.

Any dispute, controversy or claim between QUAN and BROADCASTER and/or Broadcaster.com  arising out of or relating to this Agreement, the Services or any Additional Services, will be resolved by arbitration conducted in Los Angeles, California under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.

13.

Entire Agreement.

This Agreement constitutes the entire agreement, between the Parties with respect to the subject matter hereof, and supersedes all prior agreements between the Parties with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.

14.

Severability.

Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable Law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

15.

No Assignment.

QUAN may not assign or transfer any of its rights or delegate any of its obligations hereunder, whether by operation of Law or otherwise, to any other person or entity without the prior written consent of AM. Any purported assignment or delegation that is made other than in accordance with this Section 15 shall be void and of no effect. Subject to the foregoing provisions of this Section 15, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

16.

Waiver.

This Agreement may not be amended or modified except by the express written consent of the Parties. Any waiver by the Parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

17.

Third Party Beneficiaries.

Except as expressly provided in this Agreement, the Parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Parties.

18.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

19.

Cumulative Remedies

No remedy made available hereunder by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statue or otherwise

20.

Amendments.

No amendments may be made to this Agreement unless made in a writing fully executed by the parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.

Consultant

By:	/s/ NOLAN QUAN
Name:	Nolan Quan

Broadcaster, Inc.

By:	/s/ MARTIN WADE
Name:	Martin Wade
Title:	CEO